EXHIBIT 16

                             [MOSS ADAMS LETTERHEAD]


April 23, 1998

Office of the Chief Accountant
Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

Enclosed is the notice of our discharge as principal accountants of Pacific Aerospace & Electronics, Inc. effective April 17, 1998. This notice includes our agreement with the Company's statements under Item 4 of its Form 8-K for April 22, 1998.

Please contact us if we may be of further assistance.

Yours very truly,

EDWARD C. DROSDICK

Edward C. Drosdick, for
MOSS ADAMS LLP

c:       Nick Gerde, Pacific Aerospace & Electronics, Inc.
         Don Wright, Pacific Aerospace & Electronics, Inc.
         Eugenie Mansfield, Stoel Rives

Enclosure

Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We were previously principal accountants for Pacific Aerospace & Electronics, Inc. (the Company) and on July 2, 1997, we reported on the consolidated financial statements of Pacific Aerospace & Electronics, Inc. as of and for the years ended May 31, 1997 and 1996. On April 17, 1998 we were dismissed as principal accountants of the Company. We have read the Company's statements included under Item 4 of its Form 8-K for April 22, 1998 and we agree with such statements.


/S/ MOSS ADAMS LLP

Seattle, Washington
April 23, 1998